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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 2001

                     PEGASUS SATELLITE COMMUNICATIONS, INC.
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               (Exact Name of Registrant as Specified in Charter)




Delaware                           0-21389                      51-0374669
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(State or Other                 (Commission                   (IRS Employer
Jurisdiction of                 File Number)                Identification No.)
Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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           (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         Private Note Offering
         ---------------------

         On December 10, 2001, Pegasus Communications Corporation issued a press release announcing that its wholly-owned subsidiary, Pegasus Satellite Communications, Inc., subject to certain market and other conditions, intends to offer approximately $250 million of senior notes due January 15, 2010. A copy of the press release is filed as exhibit 99 and incorporated herein by reference.

         Recent Patent Infringement Litigation
         -------------------------------------

         In December 2001, one of our subsidiaries was sued (along with DIRECTV, Hughes Electronics, Echostar Communications and others) by Broadcast Innovations, L.L.C. for patent infringement. The nature of the plaintiff's claims is not clear from the complaint. We are in the process of evaluating the matter in order to determine whether it is material to our business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Acquired or to be Acquired Businesses.

                        Not applicable.

         (b)      Pro Forma Financial Information.

                        Not applicable.

         (c)      Exhibits.

                        99  Registrant's press release, dated December 10, 2001.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PEGASUS SATELLITE COMMUNICATIONS, INC.


                                          By: /s/ Scott A. Blank
                                             -----------------------------------
                                              Scott A. Blank
                                              Senior Vice President

December 10, 2001

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                                  Exhibit Index
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Exhibit No.                Description
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99                         Registrant's press release, dated December 10, 2001.